Exhibit 4.2

Execution Copy

INDENTURE

between

E*TRADE RV AND MARINE TRUST 2004-1,

as Issuer

and

JPMORGAN CHASE BANK, N.A.,

as Indenture Trustee

Dated as of December 16, 2004

-i-	E*Trade 2004-1 Indenture

(continued)

		Page

SECTION 3.13	No Borrowing	19

SECTION 3.14	Servicer’s Obligations	19

SECTION 3.15	Guarantees, Loans, Advances and Other Liabilities	19

SECTION 3.16	Capital Expenditures	19

SECTION 3.17	[Reserved]	19

SECTION 3.18	Restricted Payments	19

SECTION 3.19	Notice of Events of Default	20

SECTION 3.20	Further Instruments and Acts	20

SECTION 3.21	Perfection Representations, Warranties and Covenants	20

ARTICLE IV. SATISFACTION AND DISCHARGE		20

SECTION 4.1	Satisfaction and Discharge of Indenture	20

SECTION 4.2	Application of Trust Money	21

SECTION 4.3	Repayment of Moneys Held by Paying Agent	21

ARTICLE V. REMEDIES		22

SECTION 5.1	Events of Default	22

SECTION 5.2	Acceleration of Maturity; Rescission and Annulment	23

SECTION 5.3	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee	24

SECTION 5.4	Remedies; Priorities	26

SECTION 5.5	Optional Preservation of the Trust Estate	27

SECTION 5.6	Limitation of Suits	27

SECTION 5.7	Unconditional Rights of Noteholders To Receive Principal and Interest	28

SECTION 5.8	Restoration of Rights and Remedies	28

SECTION 5.9	Rights and Remedies Cumulative	28

SECTION 5.10	Delay or Omission Not a Waiver	28

SECTION 5.11	Control by Noteholders	28

SECTION 5.12	Waiver of Past Defaults	29

SECTION 5.13	Undertaking for Costs	29

SECTION 5.14	Waiver of Stay or Extension Laws	30

SECTION 5.15	Action on Notes	28

SECTION 5.16	Performance and Enforcement of Certain Obligations	30

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(continued)

-iii-	E*Trade 2004-1 Indenture

(continued)

-iv-	E*Trade 2004-1 Indenture

EXHIBIT A - Form of Note (Section 2.1)

EXHIBIT B - Form of Rule 144A Certificate

E*Trade 2004-1 Indenture

CROSS REFERENCE TABLE1

TIA Section		Indenture Section
310	(a) (1)	6.11
	(a) (2)	6.11
	(a) (3)	6.10
	(a) (4)	N.A.	[2]
	(a) (5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.1
	(b)	7.2
	(c)	7.2
	(d)	7.4
313	(a)	7.4
	(b) (1)	7.4
	(b) (2)	7.4; 11.5
	(c)	7.4
	(d)	7.3
314	(a)	11.1
	(b)	11.15
	(c) (1)	11.1
	(c) (2)	11.1
	(c) (3)	11.1
	(d)	11.1
	(e)	11.1
	(f)	11.1
315	(a)	6.1
	(b)	6.5; 11.5
	(c)	6.1
	(d)	6.1
	(e)	5.13
316	(a) (last sentence)	2.7
	(a) (1) (A)	5.11
	(a) (1) (B)	5.12
	(a) (2)	5.11

[1]	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

[2]	N.A. means Not Applicable.

E*Trade 2004-1 Indenture

	(b)	5.7
	(c)	N.A.
317	(a) (1)	5.3
	(a) (2)	5.3
	(b)	3.3
318	(a)	11.7

E*Trade 2004-1 Indenture

INTRODUCTORY STATEMENT

This INDENTURE dated as of December 16, 2004 (the “Indenture”), between E*TRADE RV AND MARINE TRUST 2004-1, a New York common law trust (the “Issuer”), and JPMORGAN CHASE BANK, N.A., a national banking association, as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes, Class A-5 Asset Backed Notes, Class B Asset Backed Notes, Class C Asset Backed Notes, Class D Asset Backed Notes and Class E Asset Backed Notes (together, the “Notes”):

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer’s right, title and interest in, to and under: (a) the Receivables and all moneys received thereon after the Cut-Off Date; (b) the security interests in the Financed Assets (other than Federally Documented Boats) created pursuant to the Receivables and any other interest of the Issuer in such Financed Assets; (c) any proceeds with respect to the Receivables and the Financed Assets under any Insurance Policies; (d) any proceeds from recourse to Dealers to the extent transferred under the Depositor Sale Agreement; (e) any Financed Asset acquired in repossession; (f) the contents of the Receivable Files and all rights, benefits and proceeds arising therefrom or in connection therewith; (g) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, and all investments and proceeds thereof (including all income thereon); (h) the Depositor Transfer Agreement, the Transfer and Servicing Agreement and the Boat Mortgage Trust Agreement (but only, in the case of the Boat Mortgage Agreement, the extent relating to Financed Assets that are Federally Documented Boats); and (i) all present and future claims, demands, causes of action and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction (subject to the terms of this Indenture), and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

E*Trade 2004-1 Indenture

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein have the respective meanings set forth in (or by reference in) Appendix A to the Transfer and Servicing Agreement, dated the same date as this Indenture (the “Transfer and Servicing Agreement”), among Issuer, ETCF Asset Funding Corporation, as the Depositor and E*Trade Consumer Finance Corporation, as the Servicer.

SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.3 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii) the words “hereof”, “herein”, “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; Article, Section, Schedule and Exhibit references contained in this Indenture are references to Articles, Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the word “or” is not exclusive;

(iv) “including” means “including without limitation”;

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(v) words in the singular include the plural and words in the plural include the singular; and

(vi) any agreement (including the Transfer and Servicing Agreement referred to above), instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, amended and restated, or otherwise modified from time to time and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II.

THE NOTES

SECTION 2.1 Form. The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

SECTION 2.2 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate initial Note Balance of $61,200,000, Class A-2 Notes for original issue in an aggregate initial Note Balance of $66,200,000, Class A-3 Notes for original issue in an aggregate initial Note Balance of $75,900,000, Class A-4 Notes for original issue in an aggregate principal amount of $32,500,000, Class A-5 Notes for original issue in an aggregate initial Note Balance of $34,572,000, Class B Notes for original issue in an aggregate initial Note Balance of $10,042,000, Class C Notes for original issue in an aggregate initial Note Balance of $9,270,000, Class D Notes for original issue in an aggregate initial Note Balance of $10,815,000 and Class E Notes for original issue in an aggregate initial Note Balance of $6,952,000. The aggregate initial Note Balance of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes

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outstanding at any time may not exceed such respective amounts except as provided in Section 2.5.

Each Note shall be dated the date of its authentication. The Notes, other than the Class E Notes, shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples thereof. The Class E Notes shall be issued in the minimum denomination of $500,000 and in integral multiples of $1,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations and of the same Class. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.4 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar and shall promptly notify the Noteholders of such appointment or assumption.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the

4	E*Trade 2004-1 Indenture

names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and upon its written request the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate outstanding principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate outstanding principal amount, upon surrender of the Notes to be exchanged at such office or agency.

Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and, upon Issuer Request, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Indenture Trustee and the Issuer duly executed by, the Holder thereof or such Holder’s attorney-in-fact duly authorized in writing, with such signature guaranteed by an “eligible grantor institution” meeting the requirements of the Note Registrar, which requirements may include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer, the Indenture Trustee, or Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of any Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.

SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or

5	E*Trade 2004-1 Indenture

the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) and their counsel connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination except as provided in Section 2.7) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

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SECTION 2.7 Payment of Principal and Interest; Defaulted Interest.

(a) The Class A-1 Notes, the Class A-2 Notes, the Class 3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes shall accrue interest at the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate, the Class A-5 Interest Rate, the Class B Interest Rate, the Class C Interest Rate, the Class D Interest Rate and the Class E Interest Rate, respectively, and such interest shall, if any, be due and payable on each Payment Date. Any installment of interest or principal, if any, due and payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Record Date by check mailed first-class postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered at the close of business on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable class Stated Maturity Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

(b) The principal of each Note shall be distributed on each Payment Date as provided in Section 8.2. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued Interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Event of Default shall have occurred and be continuing and if the Indenture Trustee or the holders of a majority of the Note Balance of the Controlling Class of Notes have declared the Notes to be, or the Notes have automatically become, immediately due and payable in the manner provided in Section 5.2 and (ii) with respect to any Class of Notes, on the Stated Maturity Date of such Class. All principal and interest payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Indenture Trustee expects that the final installment of principal of and interest on such Note shall be paid if the Issuer or the Servicer has notified the Indenture Trustee of such expectation at least five Business Days prior to such Record Date. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment shall be payable to the Holder of record as of the applicable Record Date only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(c) If any interest payable on any Class of Notes is not paid on any Payment Date, interest on such unpaid interest shall accrue at the applicable Interest Rate, and to the extent unpaid shall be due and payable on succeeding Payment Dates, to the extent permitted by law.

(d) A Noteholder’s portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the original denomination of such Noteholder’s Note and (ii) the applicable Note Pool Factor.

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SECTION 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.9 [Reserved].

SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Note shall be issued with respect to each $500 million in principal amount of each Class of Notes and any such lesser amount. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 2.12:

(i)	the provisions of this Section shall be in full force and effect;

(ii)	the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

(iii)	to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)	the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency, the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

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(v)	whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the aggregate Note Balance of the Notes then Outstanding, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners, Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

SECTION 2.12 Definitive Notes. If (a) the Depositor advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Depositor or the Indenture Trustee is unable to locate a qualified successor, (b) the Depositor at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating more than 50% of the aggregate Note Balance of the Notes then Outstanding, voting together as a single Class, advise the Indenture Trustee through the Clearing Agency or its successor in writing that the continuation of a book entry system through the Clearing Agency or its successor is no longer in the best interests of such Note Owners, then the Indenture Trustee, through the Clearing Agency Participants, shall notify all Note Owners of Book-Entry Notes of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.13 Tax Treatment. The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes shall qualify as indebtedness of the Issuer secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes, including federal,

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state and local income, single business and franchise tax purposes, as indebtedness of the Issuer.

SECTION 2.14 Transfer of Class E Notes.

(a) The Class E Notes may at no time be held by more than 99 persons. No transfer of the Class E Notes will be permitted to the extent that such transfer would cause the number of direct or indirect holders of an interest in all outstanding series of Class E Notes to exceed a number equal to 99 persons.

(b) No Class E Noteholder shall acquire or transfer any Class E Note (or any interest therein) or cause any Class E Notes (or any interest therein) to be marketed on or through an “established securities market” within the meaning of section 7704(b)(1) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(c) Each Class E Noteholder shall be required to represent and warrant that it (i) is not, and will not become, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes, or (ii) is such an entity and at all times the value of any Class E Notes that it holds or beneficially owns represents, or will represent, less than 50% of the value of all of its assets and at no time will any Class E Notes that it holds or beneficially owns by disproportionately represented (in relation to its other assets) in the value of any of its ownership interests.

(d) The provisions of this Section 2.14 and of the Indenture generally are intended to prevent the Issuer from being characterized as a “public traded partnership” within the meaning of section 7704 of the Code, in reliance on Treasury Regulations sections 1.7704-1(e) and (h).

(e) Each Class E Noteholder shall be required to represent and warrant that it is a person who is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state (or the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income tax, regardless of source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more persons described in this paragraph have the authority to control all substantial decisions of such trust. Each Class E Noteholder shall agree to provide (A) a certification of non-foreign status, in such form as may be requested by the Issuer, signed under penalties of perjury and (B) such other certification, representations or opinion of counsel as may be requested by the Issuer.

(f) None of the Class E Notes have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Consequently, the Class E Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. The Class E Notes or an interest in the Class E Notes are being sold in a private placement pursuant to Section 4(2) of the Securities Act on the date hereof. Thereafter, no further sale, pledge or other transfer of any Class E Note (or interest therein) may be made by any person unless either (i) such sale, pledge or other transfer is made to a “qualified institutional buyer” that executes a certificate, in the form attached hereto as Exhibit B or otherwise in form and substance satisfactory to the Indenture Trustee and the Depositor, to the effect that (A) it is a “qualified institutional buyer” as defined under Rule 144A under the Securities Act, acting for its

10	E*Trade 2004-1 Indenture

own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A under the Securities Act, and (B) it is aware that the transferor of such Note intends to rely on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act, or (ii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor, and (B) the Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor, the Servicer or the Indenture Trustee) satisfactory to the Depositor and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. Neither the Depositor nor the Indenture Trustee will register any of the Class E Notes under the Securities Act, qualify any of the Class E Notes under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

(g) The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Class E Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE III.

COVENANTS

SECTION 3.1 Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.2, the Issuer shall cause to be distributed all amounts on deposit in the Collection Account and Principal Distribution Account on a Payment Date deposited therein pursuant to the Transfer and Servicing Agreement and the Indenture (i) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders, (ii) for the benefit of the Class A-2 Notes, to the Class A-2 Noteholders, (iii) for the benefit of the Class A-3 Notes, to the Class A-3 Noteholders, (iv) for the benefit of the Class A-4 Notes, to the Class A-4 Noteholders, (v) for the benefit of the Class A-5 Notes, to the Class A-5 Noteholders, (vi) for the benefit of the Class B Notes, to the Class B Noteholders, (vii) for the benefit of the Class C Notes, to the Class C Noteholders, (viii) for the benefit of the Class D Notes, to the Class D Noteholders and (ix) for the benefit of the Class E Notes, to the Class E Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

SECTION 3.2 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall

11	E*Trade 2004-1 Indenture

give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3 Money for Payments To Be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.2 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Principal Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

On each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent shall:

(i)	hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)	give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)	at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)	immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required hereby to be met by a Paying Agent at the time of its appointment; and

(v)	comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

12	E*Trade 2004-1 Indenture

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be distributed by the Indenture Trustee to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and written direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.4 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a trust under the laws of the State of New York (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.5 Protection of Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(i)	Grant more effectively all or any portion of the Trust Estate;

(ii)	maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

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(iii)	perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv)	enforce any of the Collateral; or

(v)	preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all Persons.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute all financing statements, continuation statements or other instruments prepared by the Issuer required to be filed pursuant to this Section 3.5.

SECTION 3.6 Opinions as to Trust Estate.

(a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before March 15, in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 15 in the following calendar year.

SECTION 3.7 Performance of Obligations; Servicing of Receivables.

(a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

14	E*Trade 2004-1 Indenture

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Transfer and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies in writing thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e) As promptly as possible after notice of termination of the Servicer’s rights and powers has been given to the Servicer pursuant to Section 8.01 of the Transfer and Servicing Agreement, a successor servicer (the “Successor Servicer”) shall be appointed in accordance with the terms thereof, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee, or, in the case of the Back-Up Servicer, in accordance with the Back-Up Servicing Agreement. Any Successor Servicer other than the Indenture Trustee or the Back-Up Servicer shall (i) be an established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of Contracts and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Transfer and Servicing Agreement applicable to the Servicer which is being replaced by such Successor Servicer. If the Indenture Trustee shall succeed to the Servicer’s duties as servicer of the Receivables as provided herein and in the Transfer and Servicing Agreement, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and in connection with the Indenture Trustee’s servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Transfer and Servicing Agreement, the Indenture Trustee shall be entitled to receive the Servicing Fee in accordance with the Basic Documents (so long as it is acting as Servicer) and shall also be entitled to appoint as Servicer any one of its Affiliates, provided that it shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer.

(f) [Reserved].

(g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer

15	E*Trade 2004-1 Indenture

agrees (i) that it shall not, without the prior written consent of the Indenture Trustee or the holders of a majority of the Controlling Class of Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Transfer and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by any Person under the Basic Documents; and (ii) that any such amendment, modification, waiver, supplement, termination or surrender shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Notes then Outstanding. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(i)	except as expressly permitted by this Indenture or any other Basic Document sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee, or dissolve or liquidate in whole or in part;

(ii)	claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Issuer or any part of the Trust Estate; or

(iii)	(A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Assets and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate.

16	E*Trade 2004-1 Indenture

SECTION 3.9 Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, on or before March 15 of each year beginning in 2005, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)	a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)	to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

SECTION 3.10 Issuer May Consolidate, etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)	the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)	the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)	the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction shall not have any material adverse tax consequence to the Issuer, any Noteholder or the Residual Interestholder;

(v)	any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)

the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such

17	E*Trade 2004-1 Indenture

transaction have been complied with (including any filing required by the Exchange Act).

(b) Except as otherwise expressly contemplated by the Transfer and Servicing Agreement, the Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i)	the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)	the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)	the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction shall not have any material adverse tax consequence to the Issuer, any Noteholder or the Residual Interestholder;

(v)	any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)	the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

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SECTION 3.11 Successor or Transferee.

(a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) Upon a conveyance or transfer of the assets and properties of the Issuer including the Trust Estate pursuant to Section 3.10(b), (i) the Person acquiring such assets and properties shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein and (ii) E*Trade RV and Marine Trust 2004-1 shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that E*Trade RV and Marine Trust 2004-1 is to be so released.

SECTION 3.12 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

SECTION 3.13 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than as contemplated by this Indenture and the other Basic Documents.

SECTION 3.14 Servicer’s Obligations. The Issuer shall cause the Servicer to comply with Sections 4.09, 4.10, 4.11 and Article IX of the Transfer and Servicing Agreement.

SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Transfer and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance of credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17 [Reserved].

SECTION 3.18 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise

19	E*Trade 2004-1 Indenture

segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions as contemplated by, and to the extent funds are available for such purpose under, this Indenture, the Transfer and Servicing Agreement or the Trust Agreement. The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.19 Notice of Events of Default. In addition to its obligations under the last paragraph of Section 5.1, the Issuer shall give the Indenture Trustee and the Rating Agencies written notice of each Event of Default hereunder and each default on the part of the Servicer, the Transferor or the Depositor of its obligations under the Transfer and Servicing Agreement, in each case promptly after becoming aware of such Event of Default or default.

SECTION 3.20 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.21 Perfection Representations, Warranties and Covenants. The perfection, representations, warranties and covenants on Schedule I shall be deemed part of this Indenture for all purposes.

ARTICLE IV.

SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13, (e) the rights and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7), (f) the obligations of the Indenture Trustee under Section 4.2) and (g) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(i)	either

(A) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

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(B) all such Notes not theretofore delivered to the Indenture Trustee for cancellation

(1) have become due and payable,

(2) shall become due and payable at the applicable Stated Maturity Date within one year, or

(3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3), above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which shall mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Stated Maturity Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

(B)	the Issuer has paid or caused to be paid all other sums payable hereunder and under the other Basic Documents by the Issuer; and

(C)	the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.2 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

SECTION 4.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

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ARTICLE V.

REMEDIES

SECTION 5.1 Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)	default in the payment of any interest on the Notes of the Controlling Class of Notes when the same becomes due and payable, and such default shall continue for a period of five days after the related Payment Date; or

(ii)	default in the payment of any portion of the unpaid principal balance of any Class of Notes on the Stated Maturity Date of such Class of Notes; or

(iii)	(A) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or (B) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured in the case of Clause (A), or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured in the case of Clause B, for a period of 90 days, in the case of Clause (A) or 60 days, in the case of Clause (B), in each case after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee (or to the Issuer and the Indenture Trustee by the Holders of Notes representing at least 25% of the Note Balance of the Notes then Outstanding) a written notice specifying such default in the case of Clause (A) or incorrect representation or warranty in the case of Clause (B) and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(iv)	the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

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(v)	the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in Section 5.1(i), (ii) or (iii) should occur and be continuing, then and in every such case the Indenture Trustee or the Noteholders representing not less than a majority of the Note Balance of the Controlling Class of Notes may declare all of the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid Note Balance of all of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default specified in Section 5.1(iv) or (v) occurs, the unpaid Note Balance of all the unpaid principal together with all accrued and unpaid interest thereon shall automatically become immediately due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder of the Controlling Class or otherwise.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided for in this Article V, the Noteholders representing a majority of the Note Balance of the Controlling Class of Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)	the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

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(ii)	all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official, shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand

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pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)	to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such Proceedings;

(ii)	unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)	to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, sequestrator or similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except as contemplated by clause (d)(ii) above.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an

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express trust, and any recovery of judgment, subject to the payment of the expenses, liabilities, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.4 Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.5):

(i)	institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii)	institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)	exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv)	sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of 100% of the Note Balance of all of the Notes then Outstanding have consented to such sale or liquidation, (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on all of the Notes then Outstanding or (C) the Collections on the Receivables will not be sufficient on an ongoing basis to make all payments on all of the Notes as such payments would have become due if the Notes had not been declared due and payable; and the Indenture Trustee obtains the consent of the Holders of at least 66-2/3% of the Note Balance of all of the Notes then Outstanding. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property on each Payment Date in accordance with Section 8.2(g) or Section 8.2(h), as applicable.

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The Indenture Trustee may fix a record date and payment date (which shall be a Payment Date) for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 5.5 Optional Preservation of the Trust Estate. If the Notes have been declared to be or are automatically due and payable under Section 5.2 following an Event of Default and such declaration or automatic occurrence and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain at the Issuer’s expense and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.6 Limitation of Suits. Subject to Section 7.5, no Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)	such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)	the Holders of Notes representing not less than 25% of the Note Balance of the Notes then Outstanding, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)	such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)	the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)	no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders with respect to a majority of the Note Balance of all Notes that are Outstanding.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except to the extent and in the manner herein provided.

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In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Balance of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the right of any Noteholder, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Notes on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) or to institute suit for the enforcement of any such payment on or after such respective date, and such right shall not be impaired without the consent of such Holder.

SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11 Control by Noteholders. Subject to Sections 5.16(b) and 6.2(f), the Holders of a majority of the Note Balance of the Controlling Class of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee; provided that:

(i)	such direction shall not be in conflict with any rule of law or with this Indenture;

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(ii)	subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of the Controlling Class of Notes representing not less than 100% of the Note Balance of such Controlling Class Notes then Outstanding;

(iii)	if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by holders of the Controlling Class of Notes representing less than 100% of the Note Balance of such Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv)	the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction, applicable law and the terms of this Indenture.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in personal liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes of not less than a majority of the Note Balance of the Controlling Class may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder or (c) arising from a Insolvency Event with respect to the Issuer which, in the case of clause (a) or (b), can only be waived with the consent of all the Holders of Notes then Outstanding and, in the case of clause (c), cannot be waived. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any prior, subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the

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Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate Notes representing more than 10% of the Note Balance of the Notes then Outstanding or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

SECTION 5.16 Performance and Enforcement of Certain Obligations.

(a) If an Event of Default has occurred and is continuing, promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by any party to the Transfer and Servicing Agreement, of each of such party’s obligations to the Issuer under or in connection with the Transfer and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of any party to the Transfer and Servicing Agreement and the institution of legal or administrative actions or proceedings to compel or secure performance by any party to the Transfer and Servicing Agreement of such party’s obligations under the Transfer and Servicing Agreement.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Holders of the Controlling Class of Notes representing at least 66 2/3% of the Note Balance of such Controlling Class of Notes then Outstanding shall, subject to the proviso and last sentence of Section 5.11, exercise all rights, remedies, powers, privileges and claims of the Issuer against any party to any of the Basic Documents under or in connection with any of the Basic Documents, including the right or power to take any action to compel or secure performance or observance by any party to any of the Basic Documents of such party’s obligations to the Issuer thereunder and to give any consent,

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request, notice, direction, approval, extension or waiver under any of the Basic Documents, and any right of the Issuer to take such action shall be suspended.

ARTICLE VI.

THE INDENTURE TRUSTEE

SECTION 6.1 Duties of Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i)	the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Transfer and Servicing Agreement and no implied covenants or obligations shall be read into this Indenture or the Transfer and Servicing Agreement against the Indenture Trustee; and

(ii)	in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or the Transfer and Servicing Agreement; provided, however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)	the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(d) Every provision of this Indenture and the Transfer and Servicing Agreement that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

(e) The Indenture Trustee shall not be liable for interest on any money received by it.

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(f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Transfer and Servicing Agreement.

(g) No provision of this Indenture or the Transfer and Servicing Agreement shall require the Indenture Trustee to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture or the Transfer and Servicing Agreement relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 6.2 Rights of Indenture Trustee.

(a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

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(g) The Indenture Trustee shall not be charged with knowledge of any Default, Event of Default or Servicer Default unless (i) a Responsible Officer of the Indenture Trustee assigned to its Corporate Trust Office shall have actual knowledge thereof or (ii) written notice thereof shall have been given to the Indenture Trustee by the Issuer, the Depositor, the Servicer or any Noteholder.

(h) The Indenture Trustee in each of its capacities hereunder shall be afforded the rights, protections, immunities and indemnities set forth in this Article VI.

(i) Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.3 Individual Rights of Indenture Trustee. Subject to Section 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Depositor, Transferor, the Servicer or their respective Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.4 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall have no responsibility for reviewing the contents of the Receivable Files or for maintaining custody of or protecting same, for monitoring the servicing of the Receivables by the Servicer or for perfecting or continuing the perfection of the Indenture Trustee’s security interest in the Collateral, including the filing, re-filing, recording or re-recording of any notice, instrument or document in any public office at any time or times. The Indenture Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to the Transfer and Servicing Agreement.

SECTION 6.5 Notice of Events. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.6 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder who was a Noteholder during the applicable year, not later than the latest date permitted by law, such information as may be requested to enable such holder to

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prepare its federal and state income tax returns, provided, that, such information shall consist only of Form 1099s or any successor forms required to be given by Paying Agents to Noteholders pursuant to the Code.

SECTION 6.7 Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as agreed to in writing. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the other Basic Documents. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Indenture Trustee. Without prejudice to any other rights available to the Indenture Trustee under applicable law, when the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 6.8 Replacement of Indenture Trustee. (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time by so notifying the Issuer. The Indenture Trustee shall give each of the Rating Agencies notice of its resignation promptly following such resignation. The holders of a majority of the Controlling Class of Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)	the Indenture Trustee fails to comply with Section 6.11;

(ii)	the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)	a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)	the Indenture Trustee otherwise becomes incapable of acting.

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(b) The Servicer may remove the Indenture Trustee at any time and from time to time by giving written notice of such removal to the Indenture Trustee if any of the following events or circumstances occurs at any time (such notice to be sent at least thirty days prior to the date of removal in the case of clause (v) below):

(i)	the Indenture Trustee shall be legally unable to act; or

(ii)	the Indenture Trustee shall be adjudged a bankrupt or insolvent; or

(iii)	a receiver of the Indenture Trustee or of its property shall be appointed; or

(iv)	any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(v)	the Indenture Trustee shall fail to perform, as determined by the Servicer in its sole discretion, any of the Indenture Trustee’s duties or responsibilities under this Agreement or any Supplement in a manner and at a cost that is satisfactory to the Servicer.

If the Indenture Trustee resigns or is removed by the Issuer, the Servicer or by the holders of a majority of the Controlling Class of Notes (and the holders of a majority of the Controlling Class of Notes shall not have appointed a successor Indenture Trustee and such successor Indenture Trustee shall not have accepted its appointment as set forth below within 30 days after the Indenture Trustee shall have been removed by the holders of a majority of the Controlling Class of Notes), or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in the event of any such resignation, removal or vacancy being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly, upon payment of its charges, transfer all property held by it as Indenture Trustee to the successor Indenture Trustee

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of a majority of the Note Balance of the Controlling Class of Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

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Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.9 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction. Such notice shall be deemed given if a description of such transaction is published in a newspaper of general circulation in The City of New York.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which

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any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)	no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)	the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11 Eligibility; Disqualification. (a) The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least A-1 by Standard & Poor’s and P-1 by Moody’s. The Indenture Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

(b) Within ninety (90) days after ascertaining the occurrence of an Event of Default which shall not have been cured or waived, unless authorized by the TIA or the Commission, the Indenture Trustee shall resign with respect to the Class A Notes, the Class B Notes the Class C Notes, the Class D Notes and the Class E Notes in accordance with Section 6.8 of this Indenture, and the Issuer shall appoint a successor Indenture Trustee for two or all of such Classes, as

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applicable, so that there will be separate Indenture Trustees for the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes. In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clauses (ii) and (iii) of TIA Section 310(b).

(c) In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes pursuant to this Section 6.11, Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein.

SECTION 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 6.13 Representations and Warranties. The Indenture Trustee hereby represents and warrants to the Issuer, for the benefit of the Noteholders, that:

(a) The Indenture Trustee is a national banking association duly organized and validly existing in good standing under the Federal law of the United States. The Indenture Trustee has all requisite corporate power and authority to execute, deliver and perform its obligations under this Indenture and each other Basic Document to which it is a party.

(b) The Indenture Trustee has taken all action necessary to authorize the execution and delivery by it of this Indenture and each of the other Basic Documents to which it is a party, and this Indenture and each of the other Basic Documents to which it is a party has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Indenture and each of the other Basic Documents to which it is a party on its behalf.

(c) This Indenture and each of the other Basic Documents to which it is a party constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, subject, as to enforceability, to

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applicable insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

ARTICLE VII.

NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.1 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.2 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

SECTION 7.3 Reports by Issuer.

(a) The Issuer shall:

(i)	file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)

file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this

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Indenture as may be required from time to time by such rules and regulations; and

(iii)	supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

SECTION 7.4 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each July 15th beginning with July, 15, 2005, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

If a written request shall be furnished by three of more Noteholders to the Indenture Trustee, the Indenture Trustee shall grant access to the list of all Noteholders maintained by such Indenture Trustee to such requesting Noteholders for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or under such Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

ARTICLE VIII.

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default

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under this Indenture and any right to proceed thereafter as provided in Article V. Notwithstanding the foregoing provisions of this Section 8.1, the Indenture Trustee shall not be empowered to demand payment of or to enforce payment or performance of any Receivable, except during the continuance of an Event of Default, and, during the pendency of such an Event of Default, shall be protected in refraining from making any such demand or instituting any proceeding to enforce such payment or performance as long as the Servicer shall be servicing the Receivables.

SECTION 8.2 Trust Accounts.

(a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain the Trust Accounts as provided in Section 5.1 of the Transfer and Servicing Agreement.

(b) Collections with respect to the Receivables and other amounts with respect to each Collection Period shall be deposited in the Collection Account as provided in Sections 5.2, 5.05 and 5.06 of the Transfer and Servicing Agreement. On each Payment Date, all amounts required to be deposited in the Principal Distribution Account with respect to the preceding Collection Period pursuant to Section 5.06 of the Transfer and Servicing Agreement shall be transferred from the applicable Trust Account to the Principal Distribution Account.

(c) Except as set forth under Sections 8.2(f), 8.2(g), 8.2(h), as applicable, the Indenture Trustee shall make the following deposits and distributions, from amounts on deposit in the Collection Account on each Payment Date in the following amounts and order of priority:

(i)	to the Indenture Trustee and Owner Trustee, fees and reasonable expenses (including indemnification amounts) not previously paid and not to exceed, in the aggregate, $100,000 per annum;

(ii)	to the Servicer, the Servicing Fee and all prior unpaid Servicing Fees from prior Collection Periods, and to the Back-Up Servicer, if the Back-Up Servicer has replaced the initial Servicer or any of its Affiliates as Servicer in accordance with the terms of the Transfer and Servicing Agreement, any unpaid transition expenses due to the Back-Up Servicer in respect of a transfer of servicing not to exceed in the aggregate, $100,000;

(iii)

to the Class A Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class A Notes at their respective Interest Rates on the respective Note Balance of the Class A Notes as of the previous Payment Date after giving effect to all payments of principal to the Class A Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class A Note interest, the amounts available shall be applied to the payment of such interest on the Class A Notes on a pro rata basis based upon the amount of interest due on each Class of Class A Notes; and (B) the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually

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paid to the Class A Noteholders in respect of interest on the Class A Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(iv)	to the Principal Distribution Account, the First Allocation of Principal, if any;

(v)	to the Class B Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class B Notes at the Interest Rate for the Class B Notes on the Note Balance of the Class B Notes as of the previous Payment Date after giving effect to all payments of principal to the Class B Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class B Note interest, the amounts available shall be applied to the payment of such interest on the Class B Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders in respect of interest on the Class B Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(vi)	to the Principal Distribution Account, the Second Allocation of Principal, if any;

(vii)	to the Class C Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class C Notes at the Interest Rate for the Class C Notes on the Note Balance of the Class C Notes as of the previous Payment Date after giving effect to all payments of principal to the Class C Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class C Note interest, the amounts available shall be applied to the payment of such interest on the Class C Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders in respect of interest on the Class C Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(viii)	to the Principal Distribution Account, the Third Allocation of Principal, if any:

(ix)

to the Class D Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class D Notes at the Interest Rate for the Class D Notes on the Note Balance of the Class D Notes as of the previous Payment Date after giving effect to all payments of principal to the Class D Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the

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accrued Class D Note interest, the amounts available shall be applied to the payment of such interest on the Class D Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders in respect of interest on the Class D Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(x)	to the Principal Distribution Account, the Fourth Allocation of Principal, if any;

(xi)	to the Class E Noteholders, (A) the aggregate amount of interest, if any, accrued for the related Interest Accrual Period on the Class E Notes at the Interest Rate for the Class E Notes on the Note Balance of the Class E Notes as of the previous Payment Date after giving effect to all payments of principal to the Class E Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of such accrued Class E Note interest the amounts available shall be applied to the payment of such interest on the Class E Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class E Noteholders on prior Payment Dates over the amounts actually paid to the Class E Noteholders in respect of interest on the Class E Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(xii)	to the Principal Distribution Account, the Fifth Allocation of Principal, if any;

(xiii)	subject to Section 5.07(c) of the Transfer and Servicing Agreement, to the Reserve Account, the Specified Reserve Account Balance on that Payment Date;

(xiv)	to the Principal Distribution Account, principal of the Notes in an amount equal to the amount by which the Note Balance of all the Notes then Outstanding (reduced by any amounts allocated to pay principal of the Notes under clauses (iv), (vi), (viii), (x) and (xii) above) exceeds an amount equal to the Pool Balance minus the Overcollateralization Target Amount;

(xv)	to the Indenture Trustee and Owner Trustee, fees and reasonable expenses (including indemnification amounts) and, with respect to the Back-Up Servicer, any transition expenses, not previously paid, provided if there are not sufficient funds available to pay the entire amount of all such fees, expenses, and transition expenses the amounts available will be applied on a pro rata basis based upon the amount of such unpaid fees expenses and transition expenses owed to the Indenture Trustee, Owner Trustee and Back-Up Servicer, respectively; and

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(xvi)	any remaining amounts on deposit in the Collection Account on such Payment Date will be paid, prior to the Crossover Date or if a Trigger Event is in effect, to the Principal Distribution Account; and, on and after the Crossover Date so long as a Trigger Event is not in effect, to the Residual Interestholder.

(d) On each Payment Date on and after the Crossover Date, so long as a Trigger Event is not in effect, the Indenture Trustee shall make the following distributions, from amounts deposited into the Principal Distribution Account in Sections 8.2(c)(iv), (vi), (viii), (x), (xii), and (xiv) above in the following amounts and order of priority:

(i)	to the Class A-1 Notes until they have been paid in full, then to the Class A-2 Notes until they have been paid in full, then to the Class A-3 Notes until they have been paid in full, then to the Class A-4 Notes until they have been paid in full and then to the Class A-5 Notes until they have been paid in full, the Class A Principal Distribution Amount;

(ii)	to the Class B Notes, the Class B Principal Distribution Amount;

(iii)	to the Class C Notes, the Class C Principal Distribution Amount;

(iv)	to the Class D Notes, the Class D Principal Distribution Amount; and

(v)	to the Class E Notes, the Class E Principal Distribution Amount.

(e) On each Payment Date prior to the Crossover Date or if a Trigger Event is in effect, the Indenture Trustee shall make the following distributions, from amounts deposited into the Principal Distribution Account in Sections 8.2(c) (iv), (vi), (viii), (x), (xii), (xiv) and (xvi) above in the following amounts and order of priority:

(i)	to the Class A-1 Notes until they have been paid in full, then to the Class A-2 Notes until they have been paid in full, then to the Class A-3 Notes until they have been paid in full, then to the Class A-4 Notes until they have been paid in full and then to the Class A-5 Notes until they have been paid in full;

(ii)	to the Class B Notes, until they have been paid in full;

(iii)	to the Class C Notes, until they have been paid in full;

(iv)	to the Class D Notes, until they have been paid in full; and

(v)	to the Class E Notes, until they have been paid in full.

(f) Following the occurrence of any Event of Default which has not resulted in an acceleration of the Notes, interest and principal on the Notes shall be paid on each Payment Date in the manner set forth in Section 8.2(c) and Section 8.2(d) or Section 8.2(e), as applicable at such time.

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(g) Following the occurrence and during the continuation of an Event of Default (other than the Event of Default set forth in Section 5.1(iii)) which has resulted in the acceleration of the Notes, the Indenture Trustee shall make the following deposits and distributions, from amounts on deposit in the Collection Account on each Payment Date in the following amounts and order of priority:

(i)	to the Indenture Trustee and Owner Trustee, fees and reasonable expenses (including indemnification amounts) not previously paid;

(ii)	to the Servicer, the Servicing Fee and all prior unpaid Servicing Fees, and to the Back-Up Servicer, if the Back-Up Servicer has replaced the initial Servicer or any of its Affiliates as Servicer in accordance with the terms of the Transfer and Servicing Agreement, any unpaid transition expenses due to the Back-Up Servicer in respect of a transfer of servicing not to exceed, in the aggregate, $100,000;

(iii)	to the Class A Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class A Notes at their respective Interest Rates on the respective Note Balance of the Class A Notes as of the previous Payment Date after giving effect to all payments of principal to the Class A Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class A Note interest, the amounts available shall be applied to the payment of such interest on the Class A Notes on a pro rata basis based upon the amount of interest due on each Class of Class A Notes; and (B) the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders in respect of interest on the Class A Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(iv)	to the Class A-1 Class A-2, Class A-3, Class A-4 and Class A-5 Noteholders, principal of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes pro rata, based on the Note Balance of each outstanding Class of Class A Notes, until all Classes of the Class A Notes have been paid in full;

(v)

to the Class B Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class B Notes at the Interest Rate for the Class B Notes on the Note Balance of the Class B Notes as of the previous Payment Date after giving effect to all payments of principal to the Class B Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class B Note interest, the amounts available shall be applied to the payment of such interest on the Class B Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the

45	E*Trade 2004-1 Indenture

Class B Noteholders in respect of interest on the Class B Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(vi)	to the Class B Noteholders, principal of the Class B Notes until the Class B Notes have been paid in full;

(vii)	to the Class C Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class C Notes at the Interest Rate for the Class C Notes on the Note Balance of the Class C Notes as of the previous Payment Date after giving effect to all payments of principal to the Class C Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class C Note interest, the amounts available shall be applied to the payment of such interest on the Class C Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders in respect of interest on the Class C Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(viii)	to the Class C Noteholders, principal of the Class C Notes until the Class C Notes have been paid in full;

(ix)	to the Class D Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class D Notes at the Interest Rate for the Class D Notes on the Note Balance of the Class D Notes as of the previous Payment Date after giving effect to all payments of principal to the Class D Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class D Note interest, the amounts available shall be applied to the payment of such interest on the Class D Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders in respect of interest on the Class D Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(x)	to the Class D Noteholders, principal of the Class D Notes until the Class D Notes have been paid in full;

(xi)

to the Class E Noteholders, (A) the aggregate amount of interest accrued, if any, for the related Interest Accrual Period on the Class E Notes at the Interest Rate for the Class E Notes on the Note Balance of the Class E Notes as of the previous Payment Date after giving effect to all payments of principal to the Class E Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire

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amount of such accrued Class E Note interest, the amounts available shall be applied to the payment of such interest on the Class E Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class E Noteholders on prior Payment Dates over the amounts actually paid to the Class E Noteholders in respect of interest on the Class E Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(xii)	to the Class E Noteholders, principal of the Class E Notes until the Class E Notes have been paid in full;

(xiii)	to the Back-Up Servicer, any transition expenses not previously paid; and

(xiv)	any remaining amounts will be paid to the Residual Interestholder.

(h) Following the occurrence and during the continuation of an Event of Default set forth in Section 5.1(iii) which has resulted in the acceleration of the Notes, the Indenture Trustee shall make the following deposits and distributions, from amounts on deposit in the Collection Account on each Payment Date in the following amounts and order of priority:

(i)	to the Indenture Trustee and Owner Trustee, fees and reasonable expenses (including indemnification amounts) not previously paid;

(ii)	to the Servicer, the Servicing Fee and all prior unpaid Servicing Fees from prior Collection Periods and to the Back-Up Servicer, if the Back-Up Servicer has replaced the initial Servicer or any of its Affiliates as Servicer in accordance with terms of the Transfer and Servicing Agreement, any unpaid transition expenses due to the Back-Up Servicer in respect of a transfer of servicing not to exceed, in the aggregate, $100,000;

(iii)	to the Class A Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class A Notes at their respective Interest Rates on the respective Note Balance of the Class A Notes as of the previous Payment Date after giving effect to all payments of principal to the Class A Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class A Note interest, the amounts available shall be applied to the payment of such interest on the Class A Notes on a pro rata basis based upon the amount of interest due on each Class of Class A Notes; and (B) the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders in respect of interest on the Class A Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(iv)

to the Class B Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class B Notes at the Interest Rate for the Class B Notes on the Note Balance of the Class B Notes as of

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the previous Payment Date after giving effect to all payments of principal to the Class B Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class B Note interest, the amounts available shall be applied to the payment of such interest on the Class B Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders in respect of interest on the Class B Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(v)	to the Class C Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class C Notes at the Interest Rate for the Class C Notes on the Note Balance of the Class C Notes as of the previous Payment Date after giving effect to all payments of principal to the Class C Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class C Note interest, the amounts available shall be applied to the payment of such interest on the Class C Notes on a pro rata basis; and (B) the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders in respect of interest on the Class C Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(vi)	to the Class D Noteholders, (A) the aggregate amount of interest accrued for the related Interest Accrual Period on the Class D Notes at Interest Rate for the Class D Notes on the Note Balance of the Class D Notes as of the previous Payment Date after giving effect to all payments of principal to the Class D Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of the accrued Class D Note interest, the amounts available shall be applied to the payment of such interest on the Class D Notes on a pro rata basis and (B) the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders in respect of interest on the Class D Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(vii)

to the Class E Noteholders, (A) the aggregate amount of interest accrued, if any, for the related Interest Accrual Period on the Class E Notes at the Interest Rate for the Class E Notes on the Note Balance of the Class E Notes as of the previous Payment Date after giving effect to all payments of principal to the Class E Noteholders on such previous Payment Date; provided that if there are not sufficient funds available to pay the entire amount of such accrued Class E Note interest, the amounts available shall be applied to the payment of such interest on the Class E Notes on a pro

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rata basis; and (B) the excess, if any, of the amount of interest payable to the Class E Noteholders on prior Payment Dates over the amounts actually paid to the Class E Noteholders in respect of interest on the Class E Notes on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

(viii)	to the Class A-1 Class A-2, Class A-3, Class A-4 and Class A-5 Noteholders, principal of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes pro rata, based on the Note Balance of each outstanding Class of Class A Notes, until all Classes of the Class A Notes have been paid in full;

(ix)	to the Class B Noteholders, principal of the Class B Notes until the Class B Notes have been paid in full;

(x)	to the Class C Noteholders, principal of the Class C Notes until the Class C Notes have been paid in full;

(xi)	to the Class D Noteholders, principal of the Class D Notes until the Class D Notes have been paid in full;

(xii)	to the Class E Noteholders, principal of the Class E Notes until the Class E Notes have been paid in full;

(xiii)	to the Back-Up Servicer, any transition expenses not previously paid; and

(xiv)	any remaining amounts will be paid to the Residual Interestholder.

SECTION 8.3 General Provisions Regarding Accounts.

(a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested or reinvested in Eligible Investments pursuant to Section 5.01(b) of the Transfer and Servicing Agreement by the Indenture Trustee. The Servicer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

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(c) If (i) the Servicer (pursuant to Section 5.01(b) of the Transfer and Servicing Agreement) shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m. (New York City time) (or such other time as may be agreed by the Servicer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) if such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts (other than the Principal Distribution Account) in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor).

(d) Nothing in this Section 8.3 shall require the investment of any funds on deposit in the Principal Distribution Account.

SECTION 8.4 Release of Trust Estate. (a) Subject to the payment of its fees, expenses and indemnities pursuant to Section 6.7, the Indenture Trustee shall, when required by Section 8.4(b), execute instruments (prepared by the Issuer) to release (without recourse or warranty) property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

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ARTICLE IX.

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)	to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)	to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)	to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv)	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)	to cure any ambiguity, to correct or to supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect in any material respect the interests of the Holders of the Notes;

(vi)	to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(vii)	to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

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The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but subject to satisfaction of the Rating Agency Condition with respect thereto and in each case subject to Section 9.2, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

SECTION 9.2 Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of a majority of the Notes then Outstanding, by Act of such Holders of such Notes delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note then Outstanding affected thereby:

(i)	change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)	reduce the percentage of the Note Balance of the Notes or the Notes of the Controlling Class, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture;

(iii)	modify or alter the provisions of the proviso to the definition of the term “Outstanding” or “Controlling Class”, each as defined in the Transfer and Servicing Agreement;

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(iv)	reduce the percentage of the Note Balance of the Notes required to direct the Indenture Trustee pursuant to Sections 5.11 or 5.16(b) or to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.4;

(v)	modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vi)	modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the redemption of the Notes contained herein;

(vii)	permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

(viii)	impair the right to institute suit for the enforcement of non-payment hereunder as provided in Section 5.3; or

(ix)	modify or alter the provisions of hereof regarding the voting of Notes, any other obligor on such Notes, the Depositor, the Transferor or an Affiliate of any of them (including the proviso to the definition of “Outstanding” in the Transfer and Servicing Agreement).

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

This Section 9.2 is subject to Section 5.7.

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SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Notes then Outstanding.

ARTICLE X.

REDEMPTION OF NOTES

SECTION 10.1 Redemption. The Notes are subject to redemption in whole, but not in part on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to Section 9.1(a) of the Transfer and Servicing Agreement, for a purchase price equal to the Redemption Price (such Payment Date being referred to as the “Redemption Date”). The Servicer shall furnish the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.1, the Servicer shall furnish prior written notice of such election to the Indenture Trustee and the Issuer shall deposit or cause to be deposited by 10:00 A.M. New York City time on the Redemption Date with the Indenture Trustee in the Principal Distribution Account the Redemption Price of each Class of Notes. All such Notes

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shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2.

SECTION 10.2 Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted, not later than 30 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the giving of such notice, at such Holder’s address or facsimile number appearing in the Note Register.

All notices of redemption shall state:

(i)	the Redemption Date;

(ii)	the Redemption Price; and

(iii)	the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

SECTION 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.1 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with that satisfies TIA Section 314(c)(1), (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with that satisfies TIA Section 314(c)(2) and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, and that satisfies TIA Section 314(c)(3), except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

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Every certificate or opinion in accordance with TIA Section 314(e) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i)	Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value in accordance with TIA Section 314(d) (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)	Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value in accordance with TIA Section 314(d) to the Issuer of the property or securities to be so deposited and of all other such property or securities made the basis of any such release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balance of the Notes then Outstanding, but such a certificate need not be furnished with respect to any property or securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Note Balance of the Notes then Outstanding.

(iii)

Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person

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signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release shall not impair the security under this Indenture in contravention of the provisions hereof.

(iv)	Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balance of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Note Balance of the Notes then Outstanding.

(v)	Notwithstanding any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables or Financed Assets as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing on the day which is six months after the Closing Date (or, if such day is not a Business Day, on the next Business Day), an Officer’s Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer’s business and that the proceeds thereof were applied in accordance with the Basic Documents.

SECTION 11.2 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of

57	E*Trade 2004-1 Indenture

Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any party to the Transfer and Servicing Agreement, stating that the information with respect to such factual matters is in the possession of such party to the Transfer and Servicing Agreement, unless the person signing such certificate of an Authorized Officer or such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

58	E*Trade 2004-1 Indenture

SECTION 11.4 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(i)	the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

(ii)	the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: E*Trade RV and Marine Trust 2004-1, in care of the Owner Trustee at its Corporate Trust Office, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Standard & Poor’s, at the following address: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Group or (ii) in the case of Moody’s, at the following address: Moody’s Investors Service, 99 Church Street, New York, New York 10007, Attention: Moody’s ABS Monitoring Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, or sent by facsimile transmission, to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any

59	E*Trade 2004-1 Indenture

manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or an Event of Default.

SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreement if it is administratively acceptable to it.

SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

SECTION 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next

60	E*Trade 2004-1 Indenture

succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense and the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.16 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) the Residual Interestholder or any other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, the Residual Interestholder or any other holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

SECTION 11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, and each Note Owner, by accepting a beneficial interest in a Note, hereby covenant and agree that they shall not at any time acquiesce, petition or otherwise invoke or cause (or join with any other Person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the Issuer or the Boat Mortgage Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuer or the Boat Mortgage Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or

61	E*Trade 2004-1 Indenture

the Issuer or the Boat Mortgage Trust or any part of the property of the Depositor or the Issuer or the Boat Mortgage Trust, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuer or the Boat Mortgage Trust.

SECTION 11.18 No Prohibited Transaction.

(a) Each investor using the assets of a Benefit Plan which acquires a Class A-1 Asset Backed Note, Class A-2 Asset Backed Note, Class A-3 Asset Backed Note, Class A-4 Asset Backed Note, Class A-5 Asset Backed Note, Class B Asset Backed Note, Class C Asset Backed Note or Class D Asset Backed Note, or to whom such Notes are transferred by its acceptance and holding of such Notes or an interest therein, will be deemed to represent and warrant that either (i) it is not acquiring and will not hold such Notes with assets of a Benefit Plan; or (ii) its acquisition and continued holding will not, throughout the term of the holding, result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any substantially similar applicable law.

(b) Each purchaser of a Class E Asset Backed Note will be deemed to have represented, warranted, and covenanted that at the time of purchase and throughout the period that it holds such Notes, either (i) it is not and will not be a Benefit Plan Investor; or (ii) (A) it is an insurance company general account within the meaning of Prohibited Transaction Class Exemption 95-60, (B) less than 25% of the assets of the general account are assets of a Benefit Plan Investor, and (C) it is not the servicer, investment manager or any other service provider to the issuer or an affiliate of the above, and would not otherwise be excluded under 29 C.F.R. Section 2510.3-101(f).

SECTION 11.19 Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.

SECTION 11.20 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Indenture or any other Basic Document or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 11.4 or at such other address notified to the other party to this Indenture pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 11.21 Subordination of Claims. The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Depositor to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing and subject to Section 6.04 of the Transfer and Servicing Agreement, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by accepting the benefits of this agreement and Indenture Trustee (in its individual capacity and as Indenture Trustee), by entering into this Indenture, and each Noteholder and each Note Owner, by accepting the benefits of this Indenture, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee and each Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Indenture Trustee (in its individual capacity and as the Indenture Trustee), by entering into or accepting this agreement, and the Owner Trustee, and each Noteholder or Note Owner, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.

[SIGNATURES FOLLOW]

63	E*Trade 2004-1 Indenture

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

E*TRADE RV AND MARINE TRUST 2004-1

By: WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name: Title:

JPMORGAN CHASE BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Name: Title:

S-1	E*Trade 2004-1 Indenture

STATE OF MINNESOTA	)
) ss.:
COUNTY OF HENNEPIN	)

BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared                     l, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of E*Trade RV and Marine Trust 2004-1, a New York common law trust, and that (s)he executed the same as the act of said trust for the purpose and consideration therein expressed, and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this      day of December, 2004.

Notary Public in and for the State of Minnesota

My commission expires:

S-2	E*Trade 2004-1 Indenture

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared                     - , known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of JPMorgan Chase Bank, N.A., a national banking association, and that (s)he executed the same as the act of said corporation for the purpose and consideration therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this      day of December, 2004.

Notary Public in and for the State of New York.

My commission expires:

S-3	E*Trade 2004-1 Indenture

Schedule I

In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:

General

1.	This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

2.	The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”, “accounts,” “instruments” or “general intangibles”, within the meaning of the UCC.

3.	Each Receivable is secured by a first priority validly perfected security interest in the related Financed Asset (other than with respect to Federally Documented Boats) in favor of the Transferor, or with respect to Federally Documented Boats, the Boat Mortgage Trustee, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Assets (other than with respect to Federally Documented Boats) in favor of the Transferor, or with respect to Federally Documented Boats, the Boat Mortgage Trustee as secured party.

4.	Paragraph 3 above will also apply to all Federally Documented Boats with 90 days of the Closing Date.

5.	Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.

Creation

6.	Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Depositor to the Issuer, the Depositor owned and had good and marketable title to such Receivable free and clear of any lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any lien.

Perfection

7.

The Issuer has caused or will have caused, within ten days after the effective date of this Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder; and the Servicer has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph

S-1	E*Trade 2004-1 Indenture

contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party”.

8.	With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee.

9.	With respect to the Trust Accounts that constitutes deposit accounts, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or

(ii) the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Trust Accounts.

10.	With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer; or

(ii) the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in each of such Trust Accounts.

Priority

11.	The Issuer has not authorized the filing of, or is aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (i) relating to the conveyance of the Collateral by Transferor to the Seller under the Depositor Sale Agreement, (ii) relating to the conveyance of the Receivables by the Depositor to the Issuer under the Transfer and Servicing Agreement, (iii) relating to the security interest granted to the Indenture Trustee hereunder or (iv) that has been terminated.

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12.	The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.

13.	Neither the Issuer nor a custodian holding any Receivable that is electronic chattel paper has communicated an authoritative copy of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

14.	None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer or the Indenture Trustee.

15.	No Trust Account that constitutes a securities account or securities entitlement is in the name of any person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any person other than the Indenture Trustee.

16.	No Trust Account that constitutes a deposit account is in the name of any person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any person other than the Indenture Trustee.

17.	Survival of Perfection Representations. Notwithstanding any other provision of this Indenture or any other Basic Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

18.	No Waiver. The Issuer shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Issuer to Maintain Perfection and Priority. The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables. The Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority interest.

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EXHIBIT A

(FORM OF NOTE)

E*Trade 2004-1 Indenture

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[For Class B Notes Only: THIS CLASS B NOTE IS SUBORDINATED TO THE CLASS A NOTES AS CONTEMPLATED BY THE INDENTURE REFERRED TO BELOW.]

[For Class C Notes Only: THIS CLASS C NOTE IS SUBORDINATED TO THE CLASS A NOTES AND THE CLASS B NOTES AS CONTEMPLATED BY THE INDENTURE REFERRED TO BELOW.]

[For Class D Notes Only: THIS CLASS D NOTE IS SUBORDINATED TO THE CLASS A NOTES, THE CLASS B NOTES AND THE CLASS C NOTES AS CONTEMPLATED BY THE INDENTURE REFERRED TO BELOW.]

[For Class E Notes Only: THIS CLASS E NOTE IS SUBORDINATED TO THE CLASS A NOTES, THE CLASS B NOTES, THE CLASS C NOTES AND THE CLASS D NOTES AS CONTEMPLATED BY THE INDENTURE REFERRED TO BELOW. ]

[For Class E NotesOnly: THIS CLASS E NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS CLASS E NOTE (OR INTEREST THEREIN) THE HOLDER OF THIS CLASS E NOTE (OR SUCH INTEREST) IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE INDENTURE TRUSTEE THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE l44A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS CLASS E NOTE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS CLASS E NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE DEPOSITOR, (ii) SO LONG AS THIS CLASS E NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE l44A UNDER THE

E*Trade 2004-1 Indenture

SECURITIES ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE l44A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (iii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE SERVICER OR THE INDENTURE TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.]

[For Class E Notes Only: Each Noteholder, by acceptance of a Note, or in the case of a Note Owner, a beneficial interest in a Note, hereby represents and warrants that:

(a) it (i) is not, and will not become, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes or (ii) is such an entity and at all times the value of any Class E Notes that it holds or beneficially owns represents, or will represent, less than 50% of the value of all of its assets and at no time will any Class E Notes that it holds or beneficially owns be disproportionately represented (in relation to its other assets) in the value of any of its ownership interests;

(b) it did not acquire, and will not transfer, any Class E Note (or any interest therein) or cause any Class E Notes (or any interest therein) to be marketed on or through an “established securities market” within the meaning of section 7704(b)(1) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;

(c) it is a person who is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state (or the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income tax, regardless of source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more persons described in this paragraph have the authority to control all substantial decisions of such trust. Each Noteholder hereby agrees to provide certification of non-foreign status, in such form as may be requested by the Issuer, signed under penalties of perjury (and such other certification, representations or opinion of counsel as may be requested by the Issuer); and

(d) at the time of purchase and throughout the period that it holds the Class E Note, either (i) it is not and will not be a Benefit Plan Investor as described in the Indenture; or (ii) (A) it is an insurance company general account within the meaning of Prohibited Transaction Class

E*Trade 2004-1 Indenture

Exemption 95-60, (B) less than 25% of the assets of the general account are assets of a Benefit Plan Investor, and (C) it is not the servicer, investment manager or any other service provider to the issuer or an affiliate of the above, and would not otherwise be excluded under 29 C.F.R. Section 2510.3-101(f).

Each Noteholder, be acceptance of a Note, or in the case of a Note Owner, a beneficial interest in a Note, acknowledges that the representations and warranties provided in paragraphs (a) through (c) above generally are intended to prevent the Issuer from being characterized as a “publicly traded partnership” within the meaning of section 7704 of the Code, in reliance on Treasury Regulations sections 1.7704-1(e) and (h).]

REGISTERED

$

Class          Interest Rate:       %

CUSIP Number:

ISIN Number:

No. R-

E*Trade 2004-1 Indenture

E*TRADE RV AND MARINE TRUST 2004-1

CLASS [        ] ASSET BACKED NOTES

E*Trade RV and Marine Trust 2004-1, a New York common law trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the outstanding principal balance of this Note and the denominator of which is the aggregate outstanding principal balance of the Notes of this Class by (ii) the aggregate amount, if any, payable from the Principal Distribution Account in respect of principal on the Notes of this Class pursuant to the Indenture dated as of December 16, 2004 (the “Indenture”), between the Issuer and JPMorgan Chase Bank, N.A., a national banking association, as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Stated Maturity Date of this Class and the Redemption Date, if any. Capitalized terms used but not defined herein are as defined in or by reference in the Indenture, which also contains rules as to construction that shall be applicable herein.

The Issuer shall pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue for each Payment Date from and including the [    ] day of the preceding calendar month (or in the case of the first Payment Date, from and including the Closing Date) to and including the day preceding the [    ] day of the current calendar month. (Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.) Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

E*Trade 2004-1 Indenture

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:

E*TRADE RV AND MARINE TRUST 2004-1,

By: WELLS FARGO BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Officer

E*Trade 2004-1 Indenture

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	JPMorgan Chase Bank, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Authorized Officer

E*Trade 2004-1 Indenture

This Note is one of a duly authorized issue of Notes of the Issuer, issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. In the event of any conflict or inconsistency between this Note and the Indenture, the Indenture shall govern in all respects.

Payments on this Note, shall be made in accordance with the Indenture. Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.

The Issuer shall pay interest on overdue installments of interest at the Interest Rate for this Class to the extent lawful.

The transfer and exchange of this Note are subject to the terms of the Indenture.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) the Residual Interestholder or any other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, the Residual Interestholder or any other holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each investor using the assets of a Benefit Plan which acquires a Class A-1 Asset Backed Note, Class A-2 Asset Backed Note, Class A-3 Asset Backed Note, Class A-4 Asset Backed Note, Class A-5 Asset Backed Note, Class B Asset Backed Note, Class C Asset Backed Note or Class D Asset Backed Note, or to whom such Notes are transferred by its acceptance and holding of such Notes or an interest therein, will be deemed to represent and warrant that either (i) it is not acquiring and will not hold such Notes with assets of a Benefit Plan; or (ii) its acquisition and continued holding will not, throughout the term of the holding, result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any substantially similar applicable law.

Each purchaser of a Class E Asset Backed Note will be deemed to have represented, warranted, and covenanted that at the time of purchase and throughout the period that it holds such Notes, either (i) it is not and will not be a Benefit Plan Investor; or (ii) (A) it is an insurance

E*Trade 2004-1 Indenture

company general account within the meaning of Prohibited Transaction Class Exemption 95-60, (B) less than 25% of the assets of the general account are assets of a Benefit Plan Investor, and (C) it is not the servicer, investment manager or any other service provider to the issuer or an affiliate of the above, and would not otherwise be excluded under 29 C.F.R. Section 2510.3-101(f).

Each Noteholder, by accepting a Note, and each Note Owner, by accepting a beneficial interest in a Note, covenants and agrees that such Noteholder and Note Owner shall not at any time acquiesce, petition or otherwise invoke or cause (or join with any other Person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuer or the Boat Mortgage Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuer or the Boat Mortgage Trust or any substantial part of the property of the Depositor or the Issuer or the Boat Mortgage Trust, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuer or the Boat Mortgage Trust.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for all purposes, including federal, state and local income, single business and franchise tax purposes, the Notes shall qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for all purposes, including federal, state and local income, single business and franchise tax purposes, as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for the purpose of receiving payments of principal of and interest, if any, on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency contemplated by the Indenture and this Note.

E*Trade 2004-1 Indenture

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of JPMorgan Chase Bank, N.A., in its individual capacity, Wells Fargo Bank Minnesota, National Association, in its individual capacity, the Residual Interestholder or any other owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or failure to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof (and each Note Owner, by accepting a beneficial interest in this Note) agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, no claim shall be had against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

E*Trade 2004-1 Indenture

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints              attorney, to transfer said Note on              the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*/ _________________________________________
Signature Guaranteed:

*/ */

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

E*Trade 2004-1 Indenture

EXHIBIT B

RULE 144A CERTIFICATE

ETCF Asset Funding Corporation

3355 Michelson Drive

Suite 350

Irvine, CA 92512

JPMorgan Chase Bank, N.A.

as Indenture Trustee

4 New York Plaza

6th Floor

New York, NY 10004

Ladies and Gentlemen:

In connection with the purchase of the Class E Asset Backed Note, (the “Class E Notes”) of the E*TRADE RV and Marine Trust 2004-1, the undersigned buyer (“Buyer”) hereby acknowledges, represents and agrees that:

Buyer is a “qualified institutional buyer” as defined under Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), acting for its own account or for the accounts of other “qualified institutional buyers” as defined under Rule 144A under the Securities Act. Buyer is familiar with Rule 144A under the Securities Act and Buyer is aware that the seller of the applicable Class E Notes to the Buyer and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A.

Buyer is purchasing the Class E Notes for its own account (or the accounts of other “qualified institutional buyers”), not with a view to, or for offer or sale in connection with, any distribution thereof, subject to the disposition of Buyer’s property (or property held in the accounts of other “qualified institutional buyers”) being at all times within Buyer’s control and subject to Buyer’s ability to resell such Class E Notes pursuant to Rule 144A under the Securities Act. Buyer agrees to offer, sell or otherwise transfer such Class E Notes only in conformity with the restrictions on transfer set forth in the Indenture dated as of December 16, 2004 pursuant to which the Class E Notes were issued and the legend set forth on the such Note evidencing the Class E Notes.

E*Trade 2004-1 Indenture

Buyer acknowledges that you and others will rely upon its confirmations, acknowledgments and agreements set forth herein, and Buyer agrees to notify you promptly in writing if any of the information herein ceases to be accurate and complete.

Print Name of Buyer

By:

Name:

Title:

Date:

E*Trade 2004-1 Indenture